                                  EXHIBIT 11
                             LTC PROPERTIES, INC.
                COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNT)

                                                                             Three months ended September 30,
                                                                                   1997              1996
                                                                              -----------         -----------
PRIMARY:                                                                                          (Restated)
 Net income applicable to common shares                                         $ 7,545              $ 5,636
                                                                              ===========         ===========

 Applicable common shares:
  Weighted average outstanding shares during the period                          23,680               18,861
  Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
   the treasury stock method)                                                       215                  435
                                                                              ----------          -----------
   Total                                                                         23,895               19,296
                                                                              ==========          ===========
 Net income per share of common stock                                           $  0.32              $  0.29
                                                                              ==========          ===========


FULLY DILUTED:
 Net income                                                                     $ 7,545               $ 5,636
 Add back minority interest                                                           - (a)                 - (a)
 Reduction of interest and amortization expenses resulting from
  assumed conversion of  9.75% convertible subordinated debentures                   18                    24
 Reduction of interest and amortization expenses resulting from
  assumed conversion of  8.5% convertible subordinated debentures                     - (a)                 - (a)
 Reduction of interest and amortization expenses resulting from
  assumed conversion of  8.25% convertible subordinated debentures                    - (a)                 - (a)
 Reduction of interest and amortization expenses resulting from
  assumed conversion of  7.75% convertible subordinated debentures                    - (a)                 - (a)
 Less applicable income taxes                                                         -                     -
                                                                             -----------           -----------
    Adjusted net income applicable to common shares                             $ 7,563               $ 5,660
                                                                             ===========           ===========

 Applicable common shares:
  Weighted average outstanding shares during the period                          23,680                18,861
  Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
   treasury stock method)                                                           216                   435
  Assumed conversion of partnership units                                             - (a)                 - (a)
  Assumed conversion of 9.75% convertible subordinated debentures                    67                    95
  Assumed conversion of 8.5% convertible subordinated debentures                      - (a)                 - (a)
  Assumed conversion of 8.25% convertible subordinated debentures                     - (a)                 - (a)
  Assumed conversion of 7.75% convertible subordinated debentures                     - (a)                 - (a)
  Less contingent shares                                                              -                     -
                                                                             -----------           -----------
    Total                                                                        23,963                19,391
                                                                             ===========           ===========
Net income per share of common stock                                            $  0.32               $  0.29
                                                                             ===========           ===========

a) Conversion of partnership units and convertible subordinated debentures would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.

                             LTC PROPERTIES, INC.
                                  EXHIBIT 11
                COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNT)

                                                                            Nine months ended September 30,
                                                                                1997             1996
                                                                            -----------       -----------
PRIMARY:                                                                                      (Restated)
 Net income applicable to common shares                                       $ 21,750          $ 22,373
                                                                           ============      ============

 Applicable common shares:
  Weighted average outstanding shares during the period                         22,840            18,609
  Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
   the treasury stock method)                                                      331               424
                                                                           ------------      ------------
   Total                                                                        23,171            19,033
                                                                           ============      ============
 Net income per share of common stock                                         $   0.94          $   1.18
                                                                           ============      ============


FULLY DILUTED:
 Net income                                                                   $ 21,750          $ 22,373
 Add back minority interest                                                          - (a)             - (a)
 Reduction of interest and amortization expenses resulting from
  assumed conversion of  9.75% convertible subordinated debentures                  60               124
 Reduction of interest and amortization expenses resulting from
  assumed conversion of  8.5% convertible subordinated debentures                    - (a)             - (a)
 Reduction of interest and amortization expenses resulting from
  assumed conversion of  8.25% convertible subordinated debentures                   - (a)             - (a)
 Reduction of interest and amortization expenses resulting from
  assumed conversion of  7.75% convertible subordinated debentures                   - (a)             - (a)
 Less applicable income taxes                                                        -                 -
                                                                           ------------        ----------
   Adjusted net income applicable to common shares                            $ 21,810          $ 22,497
                                                                           ============        ==========

 Applicable common shares:
  Weighted average outstanding shares during the period                         22,840            18,609
  Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the
     treasury stock method)                                                        332               433
  Assumed conversion of partnership units                                            - (a)             - (a)
  Assumed conversion of 9.75% convertible subordinated debentures                   79               164
  Assumed conversion of 8.5% convertible subordinated debentures                     - (a)             - (a)
  Assumed conversion of 8.25% convertible subordinated debentures                    - (a)             - (a)
  Assumed conversion of 7.75% convertible subordinated debentures                    - (a)             - (a)
  Less contingent shares                                                             -                 -
                                                                           ------------        ----------
    Total                                                                       23,251            19,206
                                                                           ============        ==========
Net income per share of common stock                                          $   0.94          $   1.17
                                                                           ============        ==========

a) Conversion of partnership units and convertible subordinated debentures would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.